UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report (Date of earliest event reported):  July 19, 2011

NeoMedia Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21743	36-3680347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Concourse Parkway, Suite 500, Atlanta, GA	30328
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(678) 638-0460

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENTOF PRINCIPAL OFFICERS; COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS

Effective July 19, 2011 (the “Effective Date”), Michael W. Zima resigned as Chief Financial Officer and Corporate Secretary of NeoMedia Technologies, Inc., a Delaware corporation (the “Company”).

On July 19, 2011, the Board of Directors of the Company appointed Robert W. Thomson to serve as Interim Chief Financial Officer and Corporate Secretary of the Company, effective immediately, and to serve in such capacity until such time as the Board of Directors elects to appoint a successor. Mr. Thomson joined the company as Corporate Controller on September 15, 2008. In his capacity, Mr. Thomson has been responsible for the company’s financial accounting and reporting, and all SEC quarterly and annual filings. From 2006 to September 2008, Mr. Thomson served as Corporate Controller for Charys Holding Company, Inc., where he was directly responsible for the organization’s corporate accounting structure, SEC reporting, integration of newly acquired subsidiary companies, and oversight on all SEC related matters. From 2004 to 2006, Mr. Thomson served as V.P. Finance and Corporate Controller for Technology Solutions Corp., a national telecom sales organization, and was directly responsible for overseeing all corporate finance and accounting functions. Prior to 2004, Mr. Thomson held several executive roles as Chief Financial Officer for Tel3.com, a national facilities based telecommunication carrier; Corporate Controller for American Telnet, Inc., and Divisional Controller for publically traded Waste Management, Inc. Mr. Thomson received his BBA from the University of Miami in 1989. Mr. Thomson, age 51, has no family relationship with any other officer or director of the Company. The Company has not entered into or modified any existing agreements with Mr. Thomson in connection with this appointment. With respect to the Company, Mr. Thomson has not had a direct or indirect material interest in any transaction described in Item 404(a) of Regulation S-K.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

EXHIBIT	DESCRIPTION	LOCATION

Exhibit 99.1	Press Release dated July 22, 2011	Provided herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2011	NEOMEDIA TECHNOLGIES, INC.

By: /s/ Robert W. Thomson
Name: Robert W. Thomson
Its: Interim Chief Financial Officer